SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 10, 2007.

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6121 Hollis Street
Emeryville, California 94608
(Address of principal executive offices)

(510) 350-2940
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 5  Corporate Governance and Management

Item 5.02- Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 10, 2007 BioTime, Inc. named Michael D. West Chief Executive Officer.  Dr. West, who has served on the BioTime Board of Directors since 2002, is a pioneer in the field of stem cell research and has extensive academic and business experience in age-related degenerative diseases, telomerase molecular biology and human embryonic stem cell research and development.  Prior to joining BioTime, Dr. West served as President and Chief Scientific Officer of Advanced Cell Technology, Inc, a company engaged in developing human stem cell technology for use in regenerative medicine.  Dr. West also founded Geron Corporation where he initiated and managed programs in telomerase diagnostics, oligonucleotide-based telomerase inhibition as anti-tumor therapy, and the cloning and use of telomerase in telomerase-mediated therapy wherein telomerase is utilized to immortalize human cells, and he initiated and managed the original collaborative effort that led to the first isolation of human embryonic stem and embryonic germ cells.

Dr. West is an inventor named on over 60 patents and patent applications in the field of biotechnology and also serves as an Adjunct Professor of Bioengineering at the University of California, Berkeley.  Dr. West received a B.S. Degree from Rensselaer Polytechnic Institute in 1976, an M.S. Degree in Biology from Andrews University in 1982, and a Ph.D. from Baylor College of Medicine in 1989 concentrating on the biology of cellular aging.  Dr. West also serves on the Board of Directors of Advanced Cell Technology, Inc.

BioTime entered into an employment agreement with Dr. West pursuant to which Dr. West shall receive an annual salary of $250,000, an annual bonus equal to the lesser of (A) sixty-five thousand dollars ($65,000.00) or (B) the sum of 65% of Consulting Fees and 6.5% of Grant Funds received by BioTime during each fiscal year; provided that (x) the grant that is the source of the Grant Funds was obtained by BioTime during the term of Executive=s employment by BioTime, (y) the grant that is the source of the Grant Funds is not a renewal, extension, modification, or novation of a grant (or a new grant to fund the continuation of a study funded by a prior grant from the same source) obtained by BioTime prior to Executive's employment by BioTime, and (z) the grant that is the source of the Grant Funds was not obtained by BioTime substantially through the efforts of any consultant or independent contractor compensated by BioTime for obtaining the grant.  Grant Funds means money actually paid to BioTime during a fiscal year as a research grant by any federal or state government agency or any not for profit non-government organization, and expressly excludes (1) license fees, (2) royalties, (3) Consulting Fees, (4) capital contributions to BioTime or any subsidiary of BioTime, or any joint venture of any kind (regardless of the legal entity through which the joint venture is conducted) to which BioTime is a party, and (5) any other payments received by BioTime by a business or commercial enterprise for research and development of products or technology pursuant to a contract or agreement for the commercial development of a product or technology.  Consulting Fees means money actually received by BioTime under a contract that entitles BioTime to receive a cash fee for providing scientific and technical advice to third parties concerning stem cells.

Dr. West was granted an option to purchase 1,500,000 of BioTime's common shares (the "Option") under BioTime=s 2002 Employee Stock Option Plan, as amended, (the "Plan").  The Option shall be paired with a stock appreciation right ("SAR") with respect to 976,500 shares.  The exercise price of the Option and the SAR will be $0.29.  The Option and the SAR will vest (as thereby become exercisable) at the rate of 1/60th of the number of Option shares at the end of each full month of employment.  Vesting will depend on Dr. West's continued employment with BioTime through the applicable vesting date, and will be subject to the terms and conditions of the Plan and a Stock Option Agreement consistent with the Plan and Dr. West’s Employment Agreement.  The unvested portion of the Option and the SARs shall not be exercisable.

The vested portion of the Option and the SAR shall expire on the earliest of (A) seven (7) years from the date of grant, (B) three months after Dr. West ceases to be an employee of BioTime for any reason other than his death or disability, or (C) one year after he ceases to be an employee of BioTime due to his death or disability; provided that if he dies during the three month period described in clause (B), the expiration date of the vested portion of the Option shall be one year after the date of his death.  In addition, (X) if the SAR is exercised, the vested portion of the Option shall expire as to a number of shares for which the SAR was exercised, and (Y) the vested and unvested portion of the SAR shall expire when the shareholders of BioTime approve an amendment to the Plan increasing the number of common shares available under the Plan from 2,000,000 to 4,000,000 shares.  The Option and the SAR, respectively, shall not be exercisable after it has expired.

The SAR may not be exercised, in whole or in part, until the vested portion of the Option has been exercised in full.  A vested SAR may be exercised by delivering a written notice to BioTime specifying the number of SAR shares being exercised.  Upon exercise of an SAR, Dr. West shall be entitled to receive a payment of cash per SAR share exercised equal to the amount by which the fair market value of a corporation common share on the date of exercise exceeds the exercise price of the SAR.  The fair market value of a corporation common share shall be determined by the Board of Directors in the manner provided in the Plan.  SARs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised only by Dr. West during his lifetime.

In the event that Dr. West’s employment is terminated for “cause,” as defined in his Employment Agreement, or as a result of his death or disability, or his resignation, he will be entitled to receive payment for all unpaid salary, accrued but unpaid bonus, if any, and vacation accrued as of the date of his termination of employment.

If BioTime terminates Dr. West’s employment without “cause,” he will be entitled to additional benefits, consisting of payment of either three months base salary, if he was employed by BioTime for less than two years, or six months base salary if he was employed by BioTime for at least two years.  In addition, 50% of the then unvested shares subject to Dr. West’s Option will vest if he was employed by BioTime for at least two years.  However, if a termination of Dr. West’s employment without “cause” occurs within twelve months following a “Change in Control” of BioTime, Dr. West will be entitled to four months base salary if he was employed by BioTime for less than two years, or twelve months base salary if he was been employed by BioTime for at least two years; and 50% of the then unvested shares subject to Dr. West’s  Option will vest if he was been employed for less than two years, or one 100% of the then unvested shares subject to his Option if he was employed for at least two years.

“Change of Control” means (A) the acquisition of voting securities of BioTime by a person or an Affiliated Group entitling the holder to elect a majority of the directors of BioTime; provided, that an increase in the amount of voting securities held by a person or Affiliated Group who on the date of the Employment Agreement owned beneficially owned (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder) more than 10% of the voting securities shall not constitute a Change of Control; and provided, further, that an acquisition of voting securities by one or more persons acting as an underwriter in connection with a sale or distribution of voting securities shall not constitute a Change of Control, (B) the sale of all or substantially all of the assets of BioTime; or (C) a merger or consolidation of BioTime with or into another corporation or entity in which the stockholders of BioTime immediately before the merger or consolidation do not own, in the aggregate, voting securities of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity) entitling them, in the aggregate (and without regard to whether they constitute an Affiliated Group) to elect a majority of the directors or persons holding similar powers of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity). A Change of Control shall not be deemed to have occurred if all of the persons acquiring voting securities or assets of BioTime or merging or consolidating with BioTime are one or more direct or indirect subsidiary or parent corporations of BioTime.  “Affiliated Group” means (A) a person and one or more other persons in control of, controlled by, or under common control with such person; and (B) two or more persons who, by written agreement among them, act in concert to acquire voting securities entitling them to elect a majority of the directors of BioTime.  “Person” includes both people and entities.

As a result of the appointment of Dr. West as Chief Executive Officer, the members of the Office of the President of BioTime will exercise the duties of the Chief Executive Officer only in Dr. West’s absence.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

BioTime’s Code of Ethics states that employees should not provide consulting services to a competitor or hold a financial interest in a competitor.  BioTime has granted Dr. West a waiver from that provision of its Code of Ethics with respect to the Advanced Cell Technology, Inc. common stock and stock options he owns.  Dr. West may also provide certain consulting services to his former employer and to remain on its board of directors until December 31, 2007.  Advanced Cell Technology, Inc. is a potential competitor of BioTime in field of regenerative medicine and stem cell technology.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated October 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: October 11, 2007	By	/s/ Judith Segall
Vice President & Secretary
Member, Office of the President

Exhibit Number	Description

99.1	Press release dated October 11, 2007